Exhibit 10.3
2017 Annual Base Salaries

Executive Officer	Prior Base Salary	2017 Base Salary
Douglas C. Bryant President and Chief Executive Officer	$558,846	$574,846
Michael D. Abney, Jr. Senior Vice President, Distribution	$334,780	$352,780
Robert J. Bujarski Senior Vice President, Business Development and General Counsel	$362,759	$372,759
Werner Kroll Senior Vice President, Research and Development	$350,127	$372,000
Edward K. Russell Senior Vice President, Global Commercial Operations	$362,708	$372,708
Randall J. Steward Chief Financial Officer	$365,058	$375,058